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Exhibit 10.1

Separation & Release Agreement

        In consideration for certain benefits granted to the undersigned (the "Employee") as set forth in this release, to which Employee is not otherwise entitled, Employee hereby executes and delivers this release (this "Release") as of the date set forth on the signature page below.

        WHEREAS, Employee and Diplomat Pharmacy, Inc., a Michigan corporation (the "Company") are parties to that certain Employment Agreement, dated as of August 7, 2017 (the "Employment Agreement"); and

        WHEREAS, Employee's employment relationship with the Company is terminated effective as of January 4, 2019 (the "Separation Date").

        Now, therefore, for good and valuable consideration, the receipt and adequacy of which is acknowledged, Employee hereby agrees as follows:

I.
Immediately following the Separation Date, and notwithstanding any terms of any Option Award Agreement or Restricted Stock Unit Award Agreement to the contrary 13,333 of the unvested time-based restricted stock units ("RSUs") granted to Employee on March 27, 2018, shall vest. In addition, the portion of the performance-based RSUs granted to Employee on March 27, 2018 that are earned based on actual performance, and scheduled to vest on March 27, 2019 and March 27, 2020, shall all vest on March 27, 2019 ("PBRSUs"). The number of PBRSUs earned and vested will be determined at such time as set forth in the PBRSU award agreement. The foregoing vested RSUs and PBRSUs shall be issued in accordance with the terms of the applicable award agreement.

II.
All other unvested equity awards granted to Employee shall terminate immediately following the Separation Date, in accordance with Section 6(i) of the Company's 2014 Omnibus Incentive Plan and the applicable award agreements issued thereunder.

III.
As set forth in Section 6(c)(i) of the Employment Agreement, the Company shall pay Employee the Accrued Benefits, as defined in the Employment Agreement, including $307,500.00 to be paid by March 15, 2019. In addition, the Company will directly pay the unpaid expenses of the residential lease agreement through September 1, 2019.

IV.
Employee understands that certain payments or benefits paid or granted to Employee under paragraph I above represent consideration for signing this Release and are not salary, wages or benefits to which Employee was already entitled. Employee understands and agrees that he will not receive certain of the payments and benefits specified in paragraph I above unless Employee executes this Release and does not revoke this Release within the time period permitted below or otherwise breach this Release. Employee also acknowledges and represents that he has received all payments and benefits that he is entitled to receive (as of the date of this Release) by virtue of any employment by the Company.

V.
In consideration of and subject to the performance by the Company and, together with any direct or indirect subsidiaries of the Company (collectively, the "Company Group"), of its obligations under the Employment Agreement, Employee releases and forever discharges, as of the date of this Release, the Company Group and its affiliates and all present and former directors, managers, officers, agents, representatives, employees, successors and assigns of the Company Group and its affiliates and the Company Group's direct or indirect owners including without limitation, Diplomat Pharmacy, Inc., a Michigan corporation and its affiliates, present and former directors, managers, officers, agents, representatives, employees, successors and assigns (collectively, the "Released Parties") to the extent provided below. Except as provided in paragraph VII below and except for the provisions of the Employment Agreement which expressly survive the termination of Employee's employment by the Company, Employee knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company Group and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company Group or any of the Released Parties which Employee, his spouse, or any of his heirs, executors, administrators or assigns, may have against the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (the "ADEA") (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; or their state or local counterparts; or under any other employment-related federal, state or local civil or human rights law, or under any other employment-related local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any employment-related policies, practices or procedures of the Company or any other member of the Company Group; or any claim for wrongful discharge, employment-related breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims"). Employee specifically represents that he has not filed any claims, charges, complaints, suits, or other actions against the Company or any other Released Party, with any federal, state or local agency or court. Employee further agrees that should any claims, charges, complaints, suits or other actions be filed hereafter on his behalf by any federal, state or local agency or by any other person or entity, that he will immediately withdraw with prejudice, or cause to be withdrawn with prejudice, and/or dismiss with prejudice, or cause to be dismissed with prejudice, any such claims, charges, complaints, suits, or other actions filed against the Company or any other Released Party. Employee agrees to opt-out of any class action filed against the Company or any other Released Party.

VI.
Employee represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph V above.

VII.
Employee agrees that this Release does not waive or release any rights or claims that Employee may have under the ADEA which arise after the date he executes this Release. Employee acknowledges and agrees that his separation from employment with the Company in compliance with the terms of the Employment Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the ADEA).

VIII.
Employee acknowledges that he has entered into this Release freely and without coercion, that he has been advised by the Company to consult with counsel of his choice, that Employee has had adequate opportunity to so consult, and that Employee has been given all time periods required by law to consider this Release, including but not limited to the 21-day period required by the ADEA. Employee understands that he may execute this Release less than 21 days from its receipt from the Company, but agrees that such execution will represent his knowing waiver of such 21-day consideration period. Employee further acknowledges that within the 7-day period following his execution of this Release (the "Revocation Period"), Employee shall have the unilateral right to revoke this Release, and that the Company's obligations under this Release shall become effective only upon the expiration of the Revocation Period without his revocation of this Release. To be effective, notice of Employee's revocation of this Release must be received by the Company on or before the last day of the Revocation Period.

IX.
In signing this Release, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims mentioned or implied above in this Release. Employee expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a Release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims mentioned or implied above in this Release. Employee acknowledges and agrees that this waiver is an essential and material term of this Release and that without such waiver the Company would not have agreed to the terms of the Employment Agreement or this Release. Employee further agrees that in the event he should bring a Claim seeking damages against the Company Group or any other Released Party, or in the event Employee should seek to recover against the Company Group or any other Released Party in any Claim brought by a governmental agency on his behalf, this Release shall serve as a complete defense to such Claims. Employee has informed the Company of any pending charge or complaint of the type described in paragraph V as of the execution of this Release.

X.
Employee agrees that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by any member of the Company Group, any Released Party or Employee of any improper or unlawful conduct.

XI.
Employee agrees that he will forfeit all amounts payable by the Company pursuant to the Employment Agreement or this Release if he challenges the validity of this Release. Employee also agrees that if violates this Release by suing the Company Group or the other Released Parties for Claims, he will pay all costs and expenses of defending against such Claims, including reasonable attorneys' fees, and return all payments received by Employee pursuant to this General Release.

XII.
Employee agrees to reasonably cooperate with the Company Group at the Company Group's expense in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Employee understands and agrees that his cooperation may include, but not be limited to, making himself available to the Company Group upon reasonable notice for interviews and factual investigations; appearing at the Company Group's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company Group pertinent information; and turning over to the Company Group all relevant documents which are or may come into Employee's possession all at times and on schedules that are reasonably consistent with Employee's other permitted activities and commitments, all at the Company's expense. Employee understands that in the event the Company Group asks for his cooperation in accordance with this provision, the Company will also reimburse him for reasonable travel expenses, (including lodging and meals), upon Employee's submission of receipts and other reasonable expenses.

XIII.
Employee acknowledges that the information, observations and data obtained by Employee concerning the business and affairs of the Company during the course of his employment with the Company were the property of the Company. Employee agrees to abide by his post-employment obligations under the Employment Agreement, including but not limited to Section 7 thereof.

XIV.
Employee also understands that, notwithstanding anything in this Release to the contrary, nothing in this Release shall be construed to prohibit Employee from (y) filing a charge or complaint with the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency, or (z) participating in any investigation or proceedings conducted by the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency; however, Employee expressly waives the right to any individual relief of any kind in the event that the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency pursues any claim on Employee's behalf. Notwithstanding the foregoing, Employee further understands that this Release does not prevent Employee from obtaining a whistleblower award from the Securities and Exchange Commission.

XV.
Notwithstanding anything in this Release to the contrary, this Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company Group or by any Released Party of the Employment Agreement or the Release after the date of this Release nor of the Employee's rights to indemnification under Section 27 of the Employment Agreement.

XVI.
Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        BY SIGNING THIS RELEASE, EMPLOYEE REPRESENTS AND AGREES THAT:

I.
EMPLOYEE HAS READ IT CAREFULLY;

II.
EMPLOYEE UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

III.
EMPLOYEE VOLUNTARILY CONSENTS TO EVERYTHING IN THIS RELEASE;

IV.
EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND EMPLOYEE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, EMPLOYEE HAS CHOSEN NOT TO DO SO OF HIS OWN VOLITION;

V.
EMPLOYEE HAS SIGNED THIS RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

VI.
EMPLOYEE AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Joel Saban
/s/ JOEL SABAN
Date:	January 4, 2019

Diplomat Pharmacy, Inc.
/s/ BRIAN T. GRIFFIN
By:	Brian Griffin, CEO & Chairman

Date:	January 4, 2019

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  Exhibit 10.1
Separation & Release Agreement